UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

FIESTA RESTAURANT GROUP, INC.
(Name of Registrant as Specified in Its Charter)

JCP INVESTMENT PARTNERSHIP, LP

JCP SINGLE-ASSET PARTNERSHIP, LP

JCP INVESTMENT PARTNERS, LP

JCP INVESTMENT HOLDINGS, LLC

JCP INVESTMENT MANAGEMENT, LLC

JAMES C. PAPPAS

BLR PARTNERS LP

BLRPART, LP

BLRGP INC.

FONDREN MANAGEMENT, LP

FMLP INC.

BRADLEY L. RADOFF

BANDERA MASTER FUND L.P.

BANDERA PARTNERS LLC

GREGORY BYLINSKY

JEFFERSON GRAMM

LAKE TRAIL MANAGED INVESTMENTS LLC

LAKE TRAIL CAPITAL LP

LAKE TRAIL CAPITAL GP LLC

THOMAS W. PURCELL, JR.

JOSHUA E. SCHECHTER

JOHN B. MORLOCK

ALAN VITULI

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

JCP Investment Management, LLC, together with the other participants named herein (collectively, “JCP”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of JCP’s slate of highly qualified director nominees to the Board of Directors of Fiesta Restaurant Group, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On May 26, 2017, JCP issued the following press release, which was also posted to www.FixFiesta.com:

JCP REITERATES THE FACTS FOR FIESTA RESTAURANT GROUP STOCKHOLDERS

Lets the Facts Speak for Themselves Following More False and Misleading Statements in Fiesta’s May 25, 2017 Release

Core Issues Remain: Abysmal Shareholder Returns, Poor Corporate Governance and Lack of Accountability

Encourages Stockholders to vote the GOLD Proxy to Elect John B. Morlock and James C. Pappas

HOUSTON, TX, May 26, 2017 – JCP Investment Management, LLC, together with its affiliates and the other participants in its solicitation (collectively, “JCP” or “we”), collectively one of the largest stockholders of Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) (NASDAQ:FRGI), with aggregate ownership of approximately 9.0% of the Company’s outstanding shares, feels compelled to remind Fiesta stockholders of the facts following additional false and misleading statements made by the Company in its May 25, 2017 press release.

  During their tenure on Fiesta’s Board of Directors (the “Board”), Barry J. Alperin and Brian P. Friedman, the two Jefferies-affiliated directors we are seeking to replace, have not proven themselves capable of executing a plan to enhance stockholder value.
•	Fiesta has produced negative total shareholder returns over the last 1, 2 and 3-year periods under the incumbents’ leadership
•	Messrs. Alperin and Friedman approved the prior plan that squandered more than $70 million expanding Pollo Tropical into Texas
o	The failed expansion into Texas was pursued only after Jefferies sold its last shares at a significant premium to where Fiesta trades today
o	After the expansion into Texas was abandoned, Leucadia (Jefferies’ parent company and where Mr. Friedman serves as President and a director) purchased Fiesta shares at a discount to where the Company trades today
▪	We question whether Messrs. Alperin and Friedman have been representing stockholders’ best interests or those of Jefferies and its parent company
•	Fiesta’s “Strategic Renewal Plan” is void of specifics, hardly making it the “detailed and sophisticated” plan claimed by the Company
o	JCP has put forth a detailed illustrative plan for the Company in its Investor Presentation available at https://tinyurl.com/FRGI-Presentation

  JCP’s track record of value creation speaks for itself.
TICKER	NAME	IRR	% RETURN	PERIOD(1) (MOS)	ENTERPRISE VALUE
JAX	J. Alexander's Corporation	256%	112%	7	$92m
PTRY	The Pantry, Inc.	210%	138%	9	$1.7b
MRFD	Morgan's Foods, Inc.	120%	488%	27	$48m
CWST	Casella Waste Systems, Inc.	54%	144%	25	$1.1b
AMRE	AmREIT, Inc.	52%	21%	5	$764m
CST	CST Brands, Inc.	39%	25%	8	$5.2b
VVI	Viad Corp.	25%	61%	25	$1.1b
HTM	US Geothermal Inc.	14%	18%	15	$170m
TLF	Tandy Leather Factory, Inc.	11%	11%	12	$67m
JMBA	Jamba, Inc.	-28%	-54%	28	$107m
AVERAGE		75%	96%	16	$1.0b

(1) Performance calculated from date of public involvement or joining board, as applicable, until May 23, 2017 (unless company was acquired).

JCP has driven stockholder value and effected positive change from inside and outside of the boardroom. In the midst of the Casella proxy contest, Casella actually replaced two incumbent directors, made a number of corporate governance enhancements and released 3 year earnings guidance – JCP served as a catalyst for these changes and its stock is up over 144% since JCP’s involvement. JCP believes similar changes are needed at Fiesta.

Fiesta represents JCP’s largest investment – incentivizing maximum effort to ensure that value is maximized for Fiesta’s stockholders. Messrs. Alperin and Friedman have not invested a single dollar into Fiesta shares – the minimal shares they do own have been awarded to them. Who should stockholders trust more to represent their best interests?

  Fiesta has materially underperformed its OWN peer group and produced negative total shareholder returns over the last 1, 2 and 3-year periods. No cherry-picking necessary!
	Share Price Performance (1)
	1-Year	2-Year	3-Year	5-Year
2016 FRGI Proxy Group (2)	11%	0%	27%	143%

Fiesta Restaurant Group Inc	-3%	-53%	-37%	98%

Underperformance vs. 2016 FRGI Proxy Group	-13%	-53%	-64%	-45%

Source: Bloomberg as of May 19, 2017. (1) Figures are adjusted for dividends. (2) Used 2016 Proxy Group as FRGI eliminated the Proxy Group in 2017.

  Fiesta maintains a classified Board structure and many other anti-stockholder provisions that serve to entrench the incumbents.

Given the Board’s mishandling of the CEO succession, JCP feels investors should understand the current Board dynamics. Carrols spun-out Fiesta in 2012 with numerous entrenchment devices, including a classified Board structure, no ability for stockholders to act by written consent or call special meetings, and supermajority voting requirements. Considering Jefferies was a nearly 30% stockholder of Carrols and Mr. Friedman and director Nicholas Daraviras were also on Carrols’ board at the time, we believe it is appropriate to hold them responsible for Fiesta’s insulating corporate machinery.

Poor governance is never acceptable, and is particularly alarming at such a crucial transition period for Fiesta. Fiesta claims the Board began retirement discussions with the former CEO in May 2016. If true, why was the Company left without a permanent CEO for 5 months and why did it take until February 2017 to identify a new CEO? Succession planning is a crucial responsibility of the Board under normal circumstances, but even more so when CEO retirement is imminent.

JCP believes focus should remain on the fundamental issues plaguing the Company – abysmal shareholder returns, poor corporate governance and an overarching lack of accountability at the Board level. We are presenting stockholders with an opportunity to elect representatives of their choosing at the Annual Meeting to restore the value of their investments – we believe the choice is clear.

FIESTA STOCKHOLDERS – VOTE FOR THE CHANGE THAT FIESTA DESPERATELY NEEDS BY VOTING THE GOLD PROXY CARD TODAY

The time for accountability is now. We urge stockholders to send a clear message to the Board that Fiesta’s continued underperformance and pattern of entrenchment will not be tolerated by voting the GOLD proxy to elect our highly qualified candidates John B. Morlock and James C. Pappas.

VOTE THE GOLD PROXY CARD TO ELECT JOHN B. MORLOCK AND JAMES C. PAPPAS TODAY

If you have any questions, or require assistance with your vote, please contact InvestorCom, toll-free at (877) 972-0090, call direct at (203) 972-9300

About JCP Investment Management:

JCP Investment Management, LLC is an investment firm headquartered in Houston, TX that engages in value-based investing across the capital structure. JCP follows an opportunistic approach to investing across different equity, credit and distressed securities largely in North America.

Investor Contacts:

James C. Pappas

JCP Investment Management, LLC

(713) 333-5540

John Glenn Grau

InvestorCom

(203) 972-9300

Media Contact:

Gotham Communications

Bill Douglass, (646) 504-0890

bill@gothamcomm.com